UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

AMERICREDIT CORP.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 3500, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

AmeriCredit Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 1, 2010, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 21, 2010, by and among General Motors Holdings LLC (“GM Holdings”), a Delaware limited liability company and a wholly owned subsidiary of General Motors Company (“GM”), Goalie Texas Holdco Inc., a Texas corporation and a direct wholly owned subsidiary of GM Holdings (“Merger Sub”), and AmeriCredit Corp., a Texas corporation (the “Company”), Merger Sub merged with and into the Company (the “Merger”), and the separate existence of Merger Sub ceased. As a result of the Merger, the Company became a wholly-owned subsidiary of GM Holdings. Following the Merger, the Company will be renamed General Motors Financial Company, Inc.

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Indentures

On October 1, 2010, the Company executed and delivered to HSBC Bank USA, National Association, as trustee (the “Trustee”), that certain Supplemental Indenture (the “2011 Supplemental Indenture”) to the Indenture, dated as of September 18, 2006, among the Company, the guarantors party thereto and the Trustee related to the Company’s 0.75% Convertible Senior Notes due 2011 (the “2011 Notes”), and that certain Supplemental Indenture (the “2013 Supplemental Indenture” and, together with the 2011 Supplemental Indenture, the “Supplemental Indentures”) to the Indenture, dated as of September 18, 2006, among the Company, the guarantors party thereto and the Trustee related to the Company’s 2.125% Convertible Senior Notes due 2013 (the “2013 Notes” and, together with the 2011 Notes, the “Notes”). The Company and the Trustee entered into the Supplemental Indentures to provide for the conversion and settlement of the Notes and to provide for the adjustment to the conversion rates of the Notes to increase the conversion rates by the applicable “Make-Whole Conversion Rate Adjustments” under the Indentures for the Notes. As set forth in the respective Supplemental Indentures, each Note that is converted from and after the effective date of the Merger is convertible solely into cash at the following adjusted conversion rates:

•	$1,000.69 for each $1,000 principal amount of the 2011 Notes; and

•	$1,000.81 for each $1,000 principal amount of the 2013 Notes.

Copies of the Supplemental Indentures for the 2011 Notes and the 2013 Notes are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indentures.

Employment Agreements

Prior to the consummation of the Merger, Messrs. Berce, Choate, Bowman, Birch and Mock entered into new employment agreements with the Company that provide for their continued employment for three years on terms and conditions set forth in such agreements. The new employment agreements provide for base salaries for Messrs. Berce, Choate, Bowman, Birch and Mock of $950,000, $460,000, $380,000, $350,000 and $350,000, respectively, and include target bonus, annual equity grant and GM salary stock grant provisions, subject to performance and other provisions. The new employment agreements do not provide for additional termination, severance or change of control payments. The new employment agreements contain confidentiality, non-solicitation and non-competition provisions. Under the non-competition provisions, Mr. Berce agreed to not compete for a period of three years from any date of termination of his employment for any reason, and Messrs. Choate, Bowman, Birch and Mock agreed to not compete for a period of one year, two years or three years, depending upon the date of termination of their employment for any reason.

Copies of the employment agreements are attached hereto as Exhibits 10.1 through 10.5, respectively, and are incorporated herein by reference. The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreements.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2010, pursuant to the terms of the Merger Agreement, GM Holdings completed its acquisition of the Company via the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company in the Merger and becoming a wholly-owned subsidiary of GM Holdings. The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the Company’s board of directors and its shareholders. The Company’s shareholders approved the Merger Agreement at a special meeting of shareholders held on September 29, 2010.

At the effective time and as a result of the Merger:

•

each outstanding share of common stock of the Company was cancelled and converted into the right to receive $24.50 in cash, without interest, other than (i) any shares held by the Company or any of its subsidiaries immediately prior to the effective time of the Merger, which shares were cancelled with no consideration in exchange for such cancellation, and (ii) any shares held by shareholders who are entitled to and who properly exercised appraisal rights under Texas law;

•

each vested or unvested option to purchase shares of common stock of the Company held by employees and directors (each an “AmeriCredit Option”) outstanding at the effective time of the Merger became fully vested and converted into the right to receive a cash payment (less any applicable withholding) equal to (i) the product obtained by multiplying (x) the total number of shares of common stock of the Company subject to such AmeriCredit Option immediately prior to the effective time of the Merger by (y) the excess, if any, of $24.50 over the exercise price per share of such AmeriCredit Option or, if less (ii) the amount that the holder of such AmeriCredit Option would otherwise be entitled to receive under the terms of the applicable AmeriCredit Option;

•

other AmeriCredit stock based awards outstanding at the effective time of the Merger became (subject to all applicable performance goals having been met) fully vested and converted into the right to receive a cash amount of $24.50 per share (less any applicable withholding), without interest; and

•

each warrant outstanding at the effective time of the Merger became exercisable into the right to receive a cash payment (less any applicable withholding) equal to the product obtained by multiplying (x) the total number of shares of common stock of the Company subject to such warrant immediately prior to the effective time of the Merger by (y) the excess, if any, of $24.50 over the exercise price per share of such warrant.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on July 26, 2010, and is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Convertible Notes due 2011 and 2013

Pursuant to the terms of the indentures relating to the Notes, a “Fundamental Change,” which also constitutes a “Make-Whole Fundamental Change,” occurred on October 1, 2010 as a result of the Merger. Accordingly, on October 1, 2010, the Company mailed to the holders of the Notes a notice that the effective date of the Fundamental Change was October 1, 2010. The Notes are convertible into cash based on the applicable conversion rates set forth in Item 1.01 above. Holders of the Notes may surrender their Notes for conversion at any time up to one business day prior to the “Fundamental Change Repurchase Date,” which the Company will announce on or before the twentieth day after the occurrence of the effective time of the Fundamental Change.

As a result of the Fundamental Change described above, holders of the Notes also have the right to require the Company to repurchase all of their Notes on the Fundamental Change Repurchase Date, or any portion thereof that is a multiple of $1,000 in principal amount, in cash, at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date. As of September 30, 2010, there was approximately $247.0 million aggregate principal amount of the 2011 Notes outstanding and approximately $215.0 million aggregate principal amount of the 2013 Notes outstanding.

Senior Notes due 2015

Pursuant to the terms of that certain Indenture, dated as of June 28, 2007 (the “2015 Indenture”), among the Company, the guarantors party thereto and the Trustee related to the Company’s 8.50% Senior Notes due 2015 (the “2015 Notes”), a “Change of Control” occurred on October 1, 2010 as a result of the Merger. Accordingly, the holders of the 2015 Notes have the right to require the Company to repurchase all or any part of their Notes, or any portion equal to $1,000 or an integral multiple thereof, in cash, at an offer price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase. As of September 30, 2010, there was approximately $70.6 million aggregate principal amount of the 2015 Notes outstanding.

In accordance with the 2015 Indenture, the Company intends to mail a notice, within 10 days following the effective time of the Merger, to each holder of the 2015 Notes describing the Change of Control and offering to repurchase the 2015 Notes on the date to be specified in the notice, which will be no earlier than 30 days and no later than 60 days from the date of the notice. The notice will govern the terms of such Change of Control offer.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger on October 1, 2010, the Company has notified the New York Stock Exchange (the “Exchange”) that the Merger has been completed, and trading of the common stock of the Company on the Exchange has been suspended. Following the completion of the Merger, the Company requested the Exchange to file a notification of removal from listing on Form 25 with the SEC with respect to the common stock of the Company and to deregister the common stock of the Company under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to its common stock, requesting that the common stock be deregistered under Section 12(g) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, each outstanding share of the common stock of the Company was cancelled and converted in the Merger into the right to receive $24.50 in cash, other than (i) any shares held by the Company or any of its subsidiaries immediately prior to the effective time of the Merger, which shares were cancelled with no consideration in exchange for such cancellation, and (ii) any shares held by shareholders who are entitled to and who properly exercised appraisal rights under Texas law, as described above in Item 2.01. The information set forth in Item 2.01, Item 2.04, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On October 1, 2010, pursuant to the terms of the Merger Agreement, GM Holdings completed its acquisition of the Company via the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company in the merger and becoming a wholly-owned subsidiary of GM Holdings. The information set forth in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference. GM Holdings paid the merger consideration using cash on hand.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, Daniel E. Berce, along with the directors of Merger Sub immediately prior to the effective time of the Merger, became the directors of the Company. The new directors of the Company are:

Daniel Ammann. Mr. Ammann was named Vice President, Finance and Treasurer of GM in April 2010. Before joining GM, he was Managing Director and Head of Industrial Investment Banking for Morgan Stanley, a position he held since 2004. During his 11 years at Morgan Stanley, he was instrumental in many high profile assignments spanning a variety of technology, service, and manufacturing clients.

Stephen J. Girsky. Mr. Girsky has been a member of GM’s Board of Directors since July 10, 2009 and serves on the Finance and Risk Policy and Public Policy Committees. He has been GM Vice Chairman of Corporate Strategy and Business Development since March 1, 2010. Prior to that, he served as Senior Advisor to the Office of the Chairman of GM from December 2009 to February 2010 and President of S. J. Girsky & Company (SJG), an advisory firm, from January 2009 to March 1, 2010. From November 2008 to June 2009, Mr. Girsky was an advisor to the UAW. He served as President of Centerbridge Industrial Partners, LLC (Centerbridge), an affiliate of Centerbridge Partners, L.P., a private investment firm from 2006 to 2009. Prior to joining Centerbridge, Mr. Girsky was a special advisor to the Chief Executive Officer and the Chief Financial Officer of GM from 2005 to June 2006. From 1995 to 2005, he served as Managing Director at Morgan Stanley and a Senior Analyst of the Morgan Stanley Global Automotive and Auto Parts Research Team. Mr. Girsky also served as lead director of Dana Holding Corporation (2008-2009). He has been a member of the Adam Opel GmbH Supervisory Board since January 2010.

Christopher P. Liddell. Mr. Liddell joined GM as Vice Chairman and Chief Financial Officer in January 2010 and leads its financial and accounting operations on a global basis. Before joining GM, Mr. Liddell was CFO for Microsoft Corporation from May 2005 until December 2009, where he was responsible for leading their worldwide finance organization. Mr. Liddell had previously served as CFO at International Paper Co.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the effective time of the Merger, as contemplated by the Merger Agreement, the articles of incorporation and bylaws of the Company became the certificate of formation and bylaws of the surviving entity.

On October 1, 2010, the Company will amend and restate its certificate of formation for purposes of, among other things, changing its name to “General Motors Financial Company, Inc.” The Amended and Restated Certificate of Formation of the Company that will be filed on October 1, 2010 is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 21, 2010, among General Motors Holdings LLC, Goalie Texas Holdco Inc. and AmeriCredit Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2010)

3.1	Amended and Restated Certificate of Formation of General Motors Financial Company, Inc. (formerly known as AmeriCredit Corp.)

4.1	Supplemental Indenture, dated October 1, 2010, by and among AmeriCredit Corp., the guarantors party thereto and HSBC Bank USA, National Association, as trustee, relating to the Company’s 0.75% Convertible Senior Notes due 2011

4.2	Supplemental Indenture, dated October 1, 2010, by and among AmeriCredit Corp., the guarantors party thereto and HSBC Bank USA, National Association, as trustee, relating to the Company’s 2.125% Convertible Senior Notes due 2013

4.3	Certificate of Merger merging Goalie Texas Holdco Inc. with and into AmeriCredit Corp.

10.1	Employment Agreement, dated September 30, 2010, by and between Daniel E. Berce and AmeriCredit Corp.

10.2	Employment Agreement, dated September 30, 2010, by and between Chris A. Choate and AmeriCredit Corp.

10.3	Employment Agreement, dated September 30, 2010, by and between Steven P. Bowman and AmeriCredit Corp.

10.4	Employment Agreement, dated September 30, 2010, by and between Kyle R. Birch and AmeriCredit Corp.

10.5	Employment Agreement, dated September 30, 2010, by and between Brian S. Mock and AmeriCredit Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 1, 2010	AMERICREDIT CORP.

	By:	/s/ Chris A. Choate
	Name:	Chris A. Choate
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 21, 2010, among General Motors Holdings LLC, Goalie Texas Holdco Inc. and AmeriCredit Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2010)

3.1	Amended and Restated Certificate of Formation of General Motors Financial Company, Inc. (formerly known as AmeriCredit Corp.)

4.1	Supplemental Indenture, dated October 1, 2010, by and among AmeriCredit Corp., the guarantors party thereto and HSBC Bank USA, National Association, as trustee, relating to the Company’s 0.75% Convertible Senior Notes due 2011

4.2	Supplemental Indenture, dated October 1, 2010, by and among AmeriCredit Corp., the guarantors party thereto and HSBC Bank USA, National Association, as trustee, relating to the Company’s 2.125% Convertible Senior Notes due 2013

4.3	Certificate of Merger merging Goalie Texas Holdco Inc. with and into AmeriCredit Corp.

10.1	Employment Agreement, dated September 30, 2010, by and between Daniel E. Berce and AmeriCredit Corp.

10.2	Employment Agreement, dated September 30, 2010, by and between Chris A. Choate and AmeriCredit Corp.

10.3	Employment Agreement, dated September 30, 2010, by and between Steven P. Bowman and AmeriCredit Corp.

10.4	Employment Agreement, dated September 30, 2010, by and between Kyle R. Birch and AmeriCredit Corp.

10.5	Employment Agreement, dated September 30, 2010, by and between Brian S. Mock and AmeriCredit Corp.